UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 18, 2025
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.001 per share	-	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 20, 2025, Fortrea Holdings, Inc. (the “Company”) announced the expiration, as of 5:00 p.m., New York City time on November 18, 2025, of its debt tender offer (the “Tender Offer”) to purchase for cash up to $75,744,000 (the “Maximum Amount”) in aggregate purchase price of the Company’s outstanding 7.500% Senior Secured Notes due 2030 (CUSIP No. 34965K AA5 (Rule 144A); U31685 AA5 (Reg S)) (each, a “Note” and collectively, the “Notes”). The terms and conditions of the Tender Offer are described in the Offer to Purchase dated October 20, 2025.

According to U.S. Bank Trust Company, National Association, as tender agent for the Tender Offer, the aggregate principal amount of Notes validly tendered and not validly withdrawn on or before the expiration date exceeded the Maximum Amount. In accordance with the terms and conditions of the Tender Offer, the Company accepted for purchase $75,743,000 in aggregate principal amount of the Notes validly tendered, based on a Final Proration Factor of 0.154199 and after rounding down to the nearest $1,000 principal amount.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Jill McConnell
Name: Jill McConnell
Title: Chief Financial Offer
Date: November 20, 2025